UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 850 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 642-3700 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure
On June 28, 2018, InnerWorkings, Inc. (the “Company”) issued a press release announcing that the Company has rescheduled the date for its 2018 annual meeting of stockholders (the “Annual Meeting”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The Annual Meeting will be held on Thursday, September 6, 2018. The Company had originally scheduled the meeting to occur on May 31, 2018. As previously disclosed, the Annual Meeting was postponed because the Company is in the process of restating its historical financial statements (the “Restatement”) and requires additional time to complete that process.
Completion of the Restatement and filing of an amendment to the Company’s 2017 Annual Report on Form 10-K are now expected to occur during the month of July 2018, at which time the Company will notify stockholders of the new date and time of its first quarter 2018 earnings release and conference call. Because of the Company’s ongoing review of certain adjustments, the Company requires additional time to complete an analysis of all necessary adjustments and to determine the extent of the corrections that may be required to its historical financial statements. Based on the Company’s current assessment, the Company now estimates the aggregate impact of the corrections on income before income taxes as follows:

•	For the year ended December 31, 2017, a decrease in income before taxes of $4.5 - $5.5 million;

•	For the year ended December 31, 2016, a decrease in income before taxes of $1.0 - $1.5 million; and

•	For the year ended December 31, 2015, no material impact on income before income taxes.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated June 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: June 28, 2018	By:	/s/ Charles D. Hodgkins III
	Name:	Charles D. Hodgkins III
	Title:	Interim Chief Financial Officer